Exhibit 99.1

TRINITY MERGER CORP. AND BROADMARK
ANNOUNCE APPROVAL OF BUSINESS COMBINATION

- Combination Approved by Trinity Stockholders and Broadmark Members –

- Warrant Amendment Approved by Trinity Warrant Holders -

Honolulu and Seattle, November 12, 2019—Trinity Merger Corp. (Nasdaq: TMCX, TMCXW, TMCXU) (“Trinity”) and the Broadmark real estate lending companies (“Broadmark”) today announced that Trinity’s stockholders and Broadmark’s members have approved the proposed business combination among Trinity and Broadmark.  Trinity further announced that Trinity’s warrant holders approved the previously-announced amendment to Trinity’s public warrants.  Trinity’s Board of Directors and the Broadmark Board of Directors and management companies had previously approved the business combination and recommended that their respective security holders vote in favor of all of the proposals relating to the business combination.

Upon completion of the business combination, Trinity Sub Inc., will be renamed Broadmark Realty Capital Inc. (“Broadmark Realty”), and operate as an internally managed real estate investment trust (REIT) specializing in short-term financing for the acquisition, renovation and development of residential and commercial properties.  The business combination is expected to close later this week, and Broadmark Realty’s common stock is expected to begin trading on the New York Stock Exchange on the first trading day following closing under the ticker symbol “BRMK,” and its public warrants on the NYSE Amex under the ticker symbol “BRMK WS.”

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions.  These forward-looking statements include statements regarding Trinity’s industry, future events, the proposed transaction among Trinity, Trinity Sub Inc., Trinity Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Broadmark Realty, Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Broadmark Realty, PBRELF I, LLC, a Washington limited liability company (“PBRELF”), BRELF II, LLC, a Washington limited liability company (“BRELF II”), BRELF III, LLC, a Washington limited liability company (“BRELF III”), BRELF IV, LLC, a Washington limited liability company (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Companies” and each a “Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV” and, together with MgCo I, MgCo II, MgCo III, and the Companies and their respective subsidiaries, “Broadmark”), the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts.

These statements are based on the current expectations of each of Trinity’s and Broadmark’s management and are not predictions of actual performance.  These statements are subject to a number of risks and uncertainties regarding Trinity’s and Broadmark’s respective businesses and the transaction, and actual results may differ materially.  These risks and uncertainties include, but are not limited to, changes in the business environments in which Trinity and Broadmark operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industries in which Trinity and Broadmark operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Trinity’s or Broadmark’s management teams; the inability of the parties to successfully or timely consummate the proposed transaction, including failure to complete the previously disclosed contemplated PIPE financing expected to be completed in connection with the business combination; failure of Broadmark Realty to qualify as a REIT; failure of Broadmark Realty to obtain approval to list its common stock on the NYSE; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Trinity and Broadmark; uncertainty as to the long-term value of Broadmark Realty’s common stock; and those discussed in Trinity’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors”, as updated from time to time by Trinity’s Quarterly Reports on Form 10-Q and other documents of Trinity on file with the SEC or in the joint proxy statement/prospectus relating to the proposed business combination.  There may be additional risks that Trinity and Broadmark presently do not know or that Trinity and Broadmark currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements provide Trinity’s and Broadmark’s expectations, plans or forecasts of future events and views as of the date of this communication.  Trinity and Broadmark anticipate that subsequent events and developments will cause such parties’ assessments to change.  However, while Trinity and Broadmark may elect to update these forward-looking statements at some point in the future, both Trinity and Broadmark specifically disclaim any obligation to do so.  These forward-looking statements should not be relied upon as representing Trinity’s and Broadmark’s assessments as of any date subsequent to the date of this communication.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Trinity’s and Broadmark’s overall business, including those more fully described in Trinity’s and Broadmark Realty’s filings with the SEC, including, without limitation, the joint proxy statement/prospectus relating to the proposed business combination.  Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of Trinity or its management or Broadmark or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

About Trinity Merger Corp.

Trinity Merger Corp. is a special purpose acquisition company formed by HN Investors LLC, an affiliate of Trinity Real Estate Investments LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Broadmark

Based in Seattle, Washington, and operating in multiple regions throughout the United States, Broadmark offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark also manages and services its loan portfolio across a variety of market conditions and economic cycles. From its inception in 2010 through June 30, 2019, Broadmark has originated over 1,000 loans with an aggregate face amount of approximately $2.0 billion. As of June 30, 2019, Broadmark’s combined portfolio of active loans had approximately $1.1 billion of principal commitments outstanding across 264 loans to over 200 borrowers in ten states plus the District of Columbia, of which approximately $0.7 billion was funded.

Contact:

Investors
IR@trinitymergercorp.com
213-318-0583